UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On November 15, 2013, Lexington Realty Trust, a Maryland real estate investment trust, or the Trust, filed Articles Supplementary to the Trust’s Amended and Restated Declaration of Trust, or the Declaration of Trust, reclassifying the Trust’s 8.05% Series B Cumulative Redeemable Preferred Stock, par value $0.0001 per share, or Series B Preferred Shares, and 7.55% Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share, or Series D Preferred Shares, as authorized but unissued shares of the Trust’s Preferred Stock, par value $0.0001 per share. Set forth below is a description of the shares of beneficial interest in the Trust, which is disclosed herein for purposes of updating the Trust’s description of shares of beneficial interest for future incorporation by reference into registration statements filed under the Securities Act of 1933, as amended. The following description of the Trust’s common and preferred shares, provisions of its Declaration of Trust and Bylaws and specific provisions of the Maryland REIT Law are only summaries, and are qualified in their entirety by reference to the Maryland REIT Law and to the Trust’s Declaration of Trust and Bylaws, each as supplemented, amended or restated, copies of which have previously been filed with the Securities and Exchange Commission by the Trust and which are incorporated by reference into this Current Report on Form 8-K, which we refer to as this Current Report.

Description of Common Shares

General

Under the Trust’s Declaration of Trust, the Trust has the authority to issue up to 1,000,000,000 shares of beneficial interest, par value $0.0001 per share, of which 400,000,000 shares are classified as “Common Stock,” or common shares, 500,000,000 are classified as “Excess Stock,” or excess shares, and 100,000,000 shares are classified as “Preferred Stock,” or preferred shares. The common shares are listed on the New York Stock Exchange under the symbol “LXP”. As of November 4, 2013, the Trust had issued and outstanding 228,353,163 common shares.

Terms

Subject to the preferential rights of any other shares or class or series of the Trust’s equity securities and to the provisions of the Trust’s Declaration of Trust regarding excess shares, holders of common shares are entitled to receive dividends on such common shares if, as and when authorized by the Trust’s board of trustees and declared by the Trust out of assets legally available therefor and to share ratably in those of the Trust’s assets legally available for distribution to the Trust’s shareholders in the event that the Trust liquidates, dissolves or winds up, after payment of, or adequate provision for, all of the Trust’s known debts and liabilities and the amount to which holders of any class of shares having a preference on distributions in liquidation, dissolution or winding up of the Trust shall be entitled.

Subject to the provisions of the Trust’s Declaration of Trust regarding excess shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees and, except as otherwise required by law or except as otherwise provided in the Trust’s Declaration of Trust with respect to any other class or series of shares, the holders of common shares will possess exclusive voting power.  In uncontested elections of trustees at a meeting duly called at which a quorum is present, the affirmative vote of a majority of the total votes cast by shareholders entitled to vote is sufficient to elect a trustee nominee. In contested elections at a meeting duly called at which a quorum is present, a plurality of votes cast by shareholders entitled to vote is required for the election of a trustee. A majority of the votes cast means that the number of shares voted “for” a trustee nominee must exceed the number of votes cast “against” or “withheld” with respect to such trustee nominee. Votes “against” or

“withheld” with respect to a nominee will count as votes cast with respect to that nominee, but “abstentions” and broker non-votes with respect to that nominee will not count as votes cast with respect to that nominee. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the Trust’s outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining common shares will not be able to elect any trustees.

Subject to the provisions of the Trust’s Declaration of Trust regarding excess shares, holders of common shares have no conversion, sinking fund or redemption rights or preemptive rights to subscribe for any of the Trust’s securities.

The Trust furnishes its shareholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent registered public accounting firm.

Subject to the provisions of the Trust’s Declaration of Trust regarding excess shares, all of the common shares have equal dividend, distribution, liquidation and other rights and generally have no preference, appraisal or exchange rights.

Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with, or convert into, another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in its declaration of trust.  The Trust’s Declaration of Trust provides that those actions, with the exception of certain amendments to the Trust’s Declaration of Trust for which a higher vote requirement has been set, will be valid and effective if authorized by holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon.

Restrictions on Ownership

For the Trust to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, among other things, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.  To assist the Trust in meeting this requirement, among other purposes, the Trust’s Declaration of Trust contains restrictions on the ownership and transfer of the Trust’s shares.  See “Restrictions on Transfers of Shares of Beneficial Interest and Anti-Takeover Provisions” below.

Transfer Agent

The transfer agent and registrar for the common shares is currently Computershare Shareowner Services, or Computershare.

Description of the Trust’s Preferred Shares

General

Under the Trust’s Declaration of Trust, the Trust has the authority to issue up to 100,000,000 preferred shares, of which 3,100,000 shares are classified as Series C Preferred Shares. As of September 30, 2013, the Trust had issued and outstanding 1,935,400 Series C Preferred Shares. On May 31, 2012, the Trust completed the redemption of all of the Trust’s then outstanding Series B Preferred Shares, and on April 19, 2013, the

Trust completed the redemption of all of the Trust’s then outstanding Series D Preferred Shares. As a result, as of the date hereof, no Series B Preferred Shares or Series D Preferred Shares are issued and outstanding.

Subject to limitations prescribed by Maryland law and the Trust’s Declaration of Trust, the Trust’s board of trustees is authorized to classify and reclassify any unissued shares and to set the number of shares constituting each series of preferred shares and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.  The preferred shares will, when issued against payment therefor, be fully paid and nonassessable and will not be subject to preemptive rights, unless determined by the Trust’s board of trustees.   The Trust’s board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the then-current market price of their shares.

Terms

Reference is made to the applicable articles supplementary relating to a class or series of preferred shares for specific terms, including:
(1)the title and stated value of the preferred shares;
(2)the number of preferred shares offered and the liquidation preference per share of the preferred shares;
(3)the voting rights, if any, of the holders of the preferred shares;
(4)the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;
(5)the date from which dividends on the preferred shares shall accumulate, if applicable;
(6)the provisions for a sinking fund, if any, for the preferred shares;
(7)the provisions for redemption, if applicable, of the preferred shares;
(8)the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);
(9)the relative ranking and preferences of the preferred shares as to dividend rights and rights upon the Trust’s liquidation, dissolution or winding-up of the Trust’s affairs;
(10)any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the preferred shares as to dividend rights and rights upon the Trust’s liquidation, dissolution or winding-up of the Trust’s affairs;
(11)any limitations on direct or beneficial ownership of the Trust’s securities and restrictions on transfer of the Trust’s securities, in each case as may be appropriate to preserve the Trust’s status as a REIT; and
(12)any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

Unless otherwise specified in the applicable articles supplementary, the preferred shares rank, with respect to dividend rights and rights upon the Trust’s liquidation, dissolution or winding-up: (i) senior to all classes or series of common shares, and to all equity securities ranking junior to the preferred shares; (ii) on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred shares.  As used in this Current Report, the term “equity securities” does not include convertible debt securities.

 Dividends

Subject to any preferential rights of any outstanding securities or series of securities, the holders of preferred shares will be entitled to receive dividends, when, as and if authorized by the Trust’s board of trustees and declared by the Trust, out of assets legally available for payment.  Dividends will be paid at such rates and on such dates as will be set forth in the applicable articles supplementary.  Dividends will be payable to the holders of record of preferred shares as they appear on the Trust’s share transfer books at the close of business on the applicable record dates fixed by the Trust’s board of trustees.  Dividends on any series of the Trust’s preferred shares may be cumulative or non-cumulative, as provided in the applicable articles supplementary.

Redemption

If so provided in the applicable articles supplementary, the preferred shares will be subject to mandatory redemption or redemption at the Trust’s option, as a whole or in part, in each case upon the terms and conditions, at the times and at the redemption prices set forth in such articles supplementary.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Trust’s affairs, and before any distribution or payment will be made to the holders of any common shares or any other class or series of shares ranking junior to the Trust’s preferred shares, the holders of the Trust’s preferred shares will be entitled to receive, after payment or provision for payment of the Trust’s debts and other liabilities, out of the Trust’s assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable articles supplementary, plus an amount equal to all dividends accrued and unpaid thereon, which will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of the Trust’s remaining assets.  In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Trust’s affairs, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of the Trust’s outstanding preferred shares and the corresponding amounts payable on all of the Trust’s other outstanding equity securities ranking on a parity with the preferred shares in the distribution of assets upon the Trust’s liquidation, dissolution or winding-up of the Trust’s affairs, then the holders of the Trust’s preferred shares and the holders of such other outstanding equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions are made in full to all holders of the Trust’s preferred shares, the Trust’s remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred shares in the distribution of assets upon the Trust’s liquidation, dissolution or winding-up of the Trust’s affairs, according to their respective rights and preferences and in each case according to their respective number of shares.

If the Trust consolidates or merges with or into, or sells, leases or conveys all or substantially all of the Trust’s property or business to, any corporation, trust or other entity, such transaction will not be deemed to constitute a liquidation, dissolution or winding-up of the Trust’s affairs.

Voting Rights

Unless otherwise from time to time required by law, or as otherwise indicated in the applicable articles supplementary, holders of the Trust’s preferred shares will not have any voting rights.

Conversion Rights

The terms and conditions, if any, upon which the Trust’s preferred shares are convertible into common shares will be set forth in the applicable articles supplementary.  Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at the Trust’s option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Ownership

For the Trust to qualify as a REIT under the Code, among other things, not more than 50% in value of the Trust’s outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.  To assist the Trust in meeting this requirement, among other purposes, the Trust’s Declaration of Trust contains restrictions on the ownership and transfer of the Trust’s shares, including the Trust’s preferred shares, and the articles supplementary relating to a class or series of preferred shares may contain additional provisions restricting the ownership and transfer of such class or series of preferred shares. See “Restrictions on Transfers of Shares of Beneficial Interest and Anti-Takeover Provisions” below.

Terms of The Trust’s 6.50% Series C Cumulative Convertible Preferred Stock

General.  In December 2004 and January 2005, the Trust sold an aggregate 3,100,000 Series C Preferred Shares.  The Series C Preferred Shares are convertible into common shares and are listed on the New York Stock Exchange under the symbol “LXPPRC.”  As of September 30, 2013, 1,935,400 Series C Preferred Shares remain outstanding.

Dividends.  Subject to the preferential rights of the holders of any class or series of shares ranking senior to the Series C Preferred Shares as to dividends, the holders of the Series C Preferred Shares are entitled to receive, when, as and if authorized by the board of trustees and declared by the Trust, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 6.50% per annum of the $50.00 liquidation preference per share (equivalent to $3.25 per year per share).

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, holders of the Series C Preferred Shares (and of the excess shares converted from Series C Preferred Shares, if any) will have the right to receive $50.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares and any other shares ranking junior to the Series C Preferred Shares as to liquidation rights.  The rights of the holders of the Series C Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Trust’s capital shares ranking, as to liquidation rights, on a parity with the Series C Preferred Shares. The consolidation or merger of the Trust with or into any other trust, corporation or entity, or the sale, lease, transfer or conveyance of all or substantially all of the Trust’s property or business, will not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Trust.

Redemption.  The Trust may not redeem the Series C Preferred Shares unless necessary to preserve the Trust’s status as a REIT.

Conversion Rights.  The Series C Preferred Shares may be converted by the holder, at its option (the “Optional Conversion”), into common shares, initially at a conversion rate of 1.8643 common shares per $50.00 liquidation preference, which is equivalent to an initial conversion price of approximately $26.82 per common share (subject to adjustment in certain events).  As of the September 30, 2013, the conversion rate is 2.4339 common shares per $50.00 liquidation preference, which is equivalent to a conversion price of approximately $20.54 per common share.

Company Conversion Option.  The Trust may, at the Trust’s option, cause the Series C Preferred Shares to be automatically converted into that number of common shares that are issuable at the then prevailing conversion rate (the “Company Conversion Option”) in the following circumstances.  The Trust may exercise the Trust’s conversion right only if, for at least twenty (20) trading days within any period of thirty (30) consecutive trading days (including the last trading day of such period), the closing price of the common shares equals or exceeds 125% of the then prevailing conversion price of the Series C Preferred Shares. In addition, if there are fewer than 25,000 Series C Preferred Shares outstanding, the Trust may, at the Trust’s option, cause all of the outstanding Series C Preferred Shares to be automatically converted into that number of common shares equal to $50.00 divided by the lesser of the then prevailing conversion price and the current market price for the five trading day period ending on the second trading day immediately prior to the conversion date.

Settlement.  Upon conversion (whether pursuant to an Optional Conversion or the Company Conversion Option), the Trust may choose to deliver the conversion value to investors in cash, common shares or a combination of cash and common shares.

The Trust can elect at any time to obligate itself to satisfy solely in cash, the portion of the conversion value that is equal to 100% of the liquidation preference amount of the Series C Preferred Shares, with any remaining amount of the conversion value to be satisfied in cash, common shares or a combination of cash and common shares. If the Trust elects to do so, the Trust will notify holders at any time that the Trust intends to settle in cash the portion of the conversion value that is equal to the liquidation preference amount of the Series C Preferred Shares. This notification, once provided to holders, will be irrevocable and will apply to future conversions of the Series C Preferred Shares even if the shares cease to be convertible but subsequently become convertible again.

Payment of Dividends Upon Conversion.  With respect to an Optional Conversion, upon delivery of the Series C Preferred Shares for conversion, those Series C Preferred Shares will cease to accumulate dividends as of the end of the day immediately preceding the conversion date and a holder of such converted Series C Preferred Shares will not receive any cash payment representing accrued and unpaid dividends on the Series C Preferred Shares, whether or not in arrears, except in certain limited circumstances. With respect to the Company Conversion Option, a holder of such converted Series C Preferred Shares will receive a cash payment for all unpaid dividends in arrears. If the Trust exercises the Company Conversion Option and the conversion date is on or after the record date for payment of dividends and before the corresponding dividend payment date, such holder will also receive a cash payment for the dividend payable for such period. If the Trust exercises the Company Conversion Option and the conversion date is prior to the record date for payment of dividends, such holder will not receive payment for any portion of the dividend payable for such period.

Conversion Rate Adjustments.  The conversion rate is subject to adjustment upon the occurrence of certain events, including if the Trust distributes in any quarter to all or substantially all holders of common shares, any cash, including quarterly cash dividends, in excess of an amount per common share (subject to adjustment), which is currently approximately $0.34.

Fundamental Change.  Upon the occurrence of certain fundamental changes in the Trust, a holder may require the Trust to purchase for cash all or part of its Series C Preferred Shares at a price equal to 100% of their liquidation preference plus accrued and unpaid dividends, if any, up to, but not including, the fundamental change purchase date.

If a holder elects to convert its Series C Preferred Shares in connection with certain fundamental changes that occur on or prior to November 15, 2014, the Trust will in, certain circumstances, increase the conversion rate by a number of additional common shares upon conversion or, in lieu thereof, the Trust may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Series C Preferred Shares are convertible into shares of the acquiring or surviving company.

Rank.  With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series C Preferred Shares rank (i) senior to all classes or series of common shares and to all equity securities ranking junior to the Series C Preferred Shares, (ii) on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Shares, and (iii) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Shares.

Voting Rights.  Holders of the Series C Preferred Shares generally have no voting rights.  However, if the Trust does not pay dividends on the Series C Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series C Preferred Shares voting together as a class with all other classes or series of the Trust’s equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights, will be entitled to vote at the next annual meeting of the Trust’s shareholders and at each subsequent annual meeting for the election of two additional trustees to serve on the Trust’s board of trustees until all unpaid cumulative dividends have been paid or declared and set apart for payment.  The holders of Series C Preferred Shares and all other classes or series of the Trust’s equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights will be entitled to one vote per $25.00 of liquidation preference (i.e., two votes for each Series C Preferred Share). In addition, the affirmative vote of at least two-thirds of the Series C Preferred Shares, and all other classes or series of the Trust’s equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights, voting together as a class, is required for the Trust (i) to authorize, create or increase the authorized or issued amount of any class or series of shares ranking senior to the Series C Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolutions or winding up of the affairs of the Trust or (ii) to amend the Trust’s Declaration of Trust (whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise) in a manner that materially and adversely affects the rights of the Series C Preferred Shares; provided, however, with respect to the occurrence of any event described in clause (ii) above, so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged (taking into account that, upon the occurrence of such an event, the Trust may not be the surviving entity), the occurrence of such an event will not be deemed to materially and adversely affect the rights of the Series C Preferred Shares and holders of Series C Preferred Shares will not have any voting rights with respect to the occurrence of the event or the holders thereof.

Transfer Agent. The transfer agent and registrar for the Trust’s Series C Preferred Shares is currently Computershare.

Restrictions on Transfers of Shares of Beneficial Interest and Anti-Takeover Provisions

Restrictions Relating To REIT Status

For the Trust to qualify as a REIT under the Code, among other things, not more than 50% in value of the outstanding shares of capital stock in the Trust may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such shares of capital stock in the Trust must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (in each case, other than the first such year).  To assist the Trust in continuing to remain a qualified REIT, among other purposes, the Trust’s Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the Trust’s equity shares, defined as common shares and preferred shares.  We refer to this restriction in this Current Report as the Ownership Limit.  The Trust’s board of trustees may exempt a person from the Ownership Limit if upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Trust’s board of trustees is presented that the exemption will not result in the Trust having fewer than 100 beneficial owners or in the Trust being “closing held”.  Any transfer of equity shares or any security convertible into equity shares that would create a direct or indirect ownership of equity shares in excess of the Ownership Limit or that would result in the Trust’s disqualification as a REIT, including any transfer that results in the equity shares being owned by fewer than 100 persons or results in the Trust being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to such equity shares.  The foregoing restrictions on transferability and ownership will not apply if the Trust’s board of trustees determines that it is no longer in the Trust’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

Equity shares owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit or that would cause the Trust to become “closely held” within the meaning of the Code, will automatically be converted into an equal number of excess shares that will be transferred, by operation of law, to the Trust as trustee of a trust for the exclusive benefit of the transferees to whom such shares of beneficial interest in the Trust may be ultimately transferred without violating the Ownership Limit.  While the excess shares are held in trust, they will not be entitled to vote (except as required by Maryland law), they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote and, except upon liquidation, they will not be entitled to participate in dividends or other distributions.  Any dividend or distribution paid on excess shares prior to the Trust’s discovery that equity shares have converted for excess shares will be repaid to the Trust upon demand.  The excess shares are not treasury shares, but rather constitute a separate class of the Trust’s issued and outstanding shares.  The original transferee-shareholder may, at any time the excess shares are held by the Trust in trust, transfer the interest in the trust representing the excess shares to any individual whose ownership of the equity shares exchanged into such excess shares would be permitted under the Trust’s Declaration of Trust, at a price not in excess of the price paid by the original transferee-shareholder for the equity shares that were exchanged into excess shares, or, if the transferee-shareholder did not give value for such shares, a price not in excess of the market price (as determined in the manner set forth in the Trust’s Declaration of Trust) on the date of the purported transfer.  Immediately upon the transfer to the permitted transferee, the excess shares will automatically be equity shares of the class from which they were converted.  If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess shares may be deemed, at the Trust’s option, to have acted as an agent on the Trust’s behalf in acquiring the excess shares and to hold the excess shares on the Trust’s behalf.

In addition to the foregoing transfer restrictions, the Trust will have the right, for a period of 90 days during the time any excess shares are held by the Trust in trust, to purchase all or any portion of the excess shares from the original transferee-shareholder for the lesser of the price paid for the equity shares by the original transferee-shareholder or the market price (as determined in the manner set forth in the Trust’s Declaration of Trust) on the date the Trust exercises the Trust’s option to purchase.  The 90-day period begins on the later of the date of the transfer that resulted in excess stock or the date on which the Trust’s board of trustees determines in good faith that a transfer resulting in excess shares has occurred, if the Trust does not receive written notice of the transfer or other event resulting in the exchange of equity shares for excess shares.

Each shareholder will be required, upon demand, to disclose to the Trust in writing any information with respect to the direct, indirect and constructive ownership of beneficial interests as the Trust’s board of trustees deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance, and to ensure compliance with the Ownership Limit.

This Ownership Limit may have the effect of precluding an acquisition of control unless the Trust’s board of trustees determines that maintenance of REIT status is no longer in the Trust’s best interests.

Authorized Capital

The Trust may issue such shares from time to time in the discretion of the Trust’s board of trustees to raise additional capital, acquire assets, including additional real properties, redeem or retire debt or for any other business purpose. In addition, the undesignated preferred shares may be issued in one or more additional classes or series with such designations, preferences and relative, participating, optional or other special rights including, without limitation, preferential dividend or voting rights, and rights upon liquidation, as will be fixed by the Trust’s board of trustees. The Trust’s board of trustees is authorized to classify and reclassify any of the Trust’s unissued shares of beneficial interest by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares. This authority includes, without limitation, subject to the provisions of the Trust’s Declaration of Trust, authority to classify or reclassify any unissued shares into a class or classes of preferred shares, preference shares, special shares or other shares, and to divide and reclassify shares of any class into one or more series of that class.

In some circumstances, the issuance of preferred shares, or the exercise by the Trust’s board of trustees of its right to classify or reclassify shares, could have the effect of deterring individuals or entities from making tender offers for the Trust’s common shares or seeking to change incumbent management.

Maryland Law

Business Combinations.  Under Maryland law, certain “business combinations” between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder became an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the trust's shares; or

•
an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by the board of trustees.

After the five-year prohibition, any such business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•
two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder.

The Trust’s board of trustees has exempted Vornado Realty Trust and its affiliates, to a limited extent, from these restrictions.

The business combination statute may discourage others from trying to acquire control of the Trust and increase the difficulty of consummating any offer.

Control Share Acquisitions.  Maryland law provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

The Trust’s By-Laws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Trust’s shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Certain Elective Provisions of Maryland Law.  Publicly-held Maryland real estate investment trusts, or Maryland REITs, may elect to be governed by all or any of certain Maryland law provisions relating to extraordinary actions and unsolicited takeovers.  The election to be governed by one or more of these provisions can be made by a Maryland REIT in its declaration of trust or bylaws, which we refer to as charter documents, or by resolution adopted by its board of trustees so long as the Maryland REIT has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and has at least three trustees who, at the time of electing to be subject to the provisions, are not:

•	officers or employees of the Maryland REIT;

•	persons seeking to acquire control of the Maryland REIT;

•	trustees, officers, affiliates or associates of any person seeking to acquire control; or

•	nominated or designated as trustees by a person seeking to acquire control.

Articles supplementary must be filed with the State Department of Assessments and Taxation of Maryland if a Maryland REIT elects to be subject to any or all of the provisions by board resolution or bylaw amendment.  Shareholder approval is not required for the filing of these articles supplementary.

The Maryland law provides that a Maryland REIT can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in that Maryland REIT's existing declaration of trust or bylaws:

•
Classified Board:  The Maryland REIT may divide its board into three classes which, to the extent possible, will have the same number of trustees, the terms of which will expire at the third annual meeting of shareholders after the election of each class and when their successors are elected and qualify;

•
Two-thirds Shareholder Vote to Remove Trustees: The shareholders may remove any trustee only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the shareholders generally in the election of trustees;

•	Size of Board Fixed by Vote of Board: The number of trustees will be fixed only by resolution of the board;

•
Board Vacancies Filled by the Board for the Remaining Term:  Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a trustee, may be filled only by the affirmative vote of a majority of the remaining trustees even if they do not constitute a quorum.  Trustees elected to fill vacancies will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred, as opposed to until the next annual meeting of shareholders, and until a successor is elected and qualified; and

•
Shareholder Calls of Special Meetings:  Special meetings of shareholders may be called by the secretary of the Maryland REIT only upon the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting and only in accordance with procedures set out in the Maryland General Corporation Law.

The Trust has not elected to be governed by these specific provisions.  However, the Trust’s Declaration of Trust and/or By-Laws, as applicable, already provide for an 80% shareholder vote to remove trustees and then only for cause, and that the number of trustees may be determined by a resolution of the Trust’s Board, subject to a minimum number.  In addition, the Trust can elect to be governed by any or all of the provisions of the Maryland law at any time in the future.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

3.1
Articles of Merger and Amended and Restated Declaration of Trust of the Trust, dated December 31, 2006 (filed as Exhibit 3.1 to the Trust’s Current Report on Form 8-K filed January 8, 2007 (the “01/08/07 8-K”) and incorporated herein by reference).

3.2	Amended and Restated By-laws of the Trust (filed as Exhibit 3.2 to the 01/08/07 8-K and incorporated herein by reference).

3.4	First Amendment to Amended and Restated By-laws of the Trust (filed as Exhibit 3.1 to the Trust’s Current Report on Form 8-K filed November 20, 2009 and incorporated herein by reference).

3.5
Articles Supplementary Relating to the Reclassification of 8.05% Series B Cumulative Redeemable Preferred Stock, par value $0.0001 per share, and 7.55% Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: November 21, 2013	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

3.1
Articles of Merger and Amended and Restated Declaration of Trust of the Trust, dated December 31, 2006 (filed as Exhibit 3.1 to the Trust’s Current Report on Form 8-K filed January 8, 2007 (the “01/08/07 8-K”) and incorporated herein by reference).

3.2	Amended and Restated By-laws of the Trust (filed as Exhibit 3.2 to the 01/08/07 8-K and incorporated herein by reference).

3.4	First Amendment to Amended and Restated By-laws of the Trust (filed as Exhibit 3.1 to the Trust’s Current Report on Form 8-K filed November 20, 2009 and incorporated herein by reference).

3.5
Articles Supplementary Relating to the Reclassification of 8.05% Series B Cumulative Redeemable Preferred Stock, par value $0.0001 per share, and 7.55% Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share (filed herewith).